Exhibit 10.1

Tenant:  Celsion

Suite No.: 100, 997 Lenox Drive, Lawrenceville, NJ

LEASE

THIS LEASE (“Lease”) is entered into as of the 21 day of July, 2011, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”), and CELSION CORPORATION, a Delaware corporation with its principal place of business at 10220 Old Columbia Road, Suite L, Columbia, Maryland 21046 (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:

1. PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord Suite No. 100, which the parties stipulate and agree contains 10,870 rentable square feet shown on the space plan attached hereto as Exhibit “A” (“Premises”), located at 997 Lenox Drive, Lawrenceville, New Jersey 08648 (“Building”), which is a part of the project located at Princeton Pike Corporate Center III (“Project”).  The usable square footage of the Premises was determined in accordance with the BOMA Standard Methods of Measurement.  The rentable square footage was determined by multiplying the usable square footage by 1.1905 (add on factor) which equals a 16% loss factor.

(a) Office Work.  In a good and workmanlike manner and using standard building materials, Landlord, at its sole cost and expense, shall construct and do such other work in the office portion of the Premises (the “Landlord’s Office Work”) in substantial conformity with the plans and outline specifications of the plan, prepared by Landlord dated July 11, 2011, which are attached hereto and incorporated herein as Exhibit “A” (collectively, the “Approved Plans and Specifications”).  If any material revision or supplement to Landlord’s Office Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed.  No revisions to the Approved Plans and Specifications shall be effective unless and until Landlord and Tenant have both approved in writing such proposed revision.  If Landlord shall be delayed in achieving Substantial Completion (hereinafter defined) of the Landlord’s Office Work as a result of Tenant’s Delay (as hereinafter defined); then the commencement of the Term of this Lease and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay.  If any change, revision or supplement to the scope of the Landlord’s Office Work is requested by Tenant then such increased costs associated with such change, revision or supplement shall be paid by Tenant upfront and such occurrence shall not change the Commencement Date of the Term and shall not alter Tenant’s obligations under this Lease.  Notwithstanding anything to the contrary stated in Article 2 below, except as otherwise expressly set forth herein, the Term shall commence on the date the Premises would have been delivered to Tenant but for Tenant’s Delay or Tenant’s change order.  Landlord’s Work Office Work and Landlord’s Work constitutes an Alteration under Article 8.

(b) Early Occupancy.  Provided Tenant shall comply in all respects with this Lease, except the obligation to pay Fixed and Additional Rent, Tenant will be permitted to enter the office portion of the Premises after the commencement of Landlord’s Office Work and prior to the Commencement Date for the purpose of installing Tenant’s:  (i) voice and data cabling and wiring; (ii) equipment; (iii) fixtures; and (iv) furniture and other personal property, provided such installation of furniture and personal property does not prevent or delay Landlord from passing final inspection by the municipality or having a certificate of occupancy issued for the office portion of the Premises.  All entries into the Premises prior to the Commencement Date must be coordinated with and approved by Landlord prior to such entry and must not impact or delay any work being done by Landlord.  Notwithstanding Tenant’s limited right to enter the office portion of the Premises prior to the Commencement Date, Tenant may not commence beneficial occupancy of the office portion of the Premises for its Permitted Uses prior to the Commencement Date.  Tenant’s early occupancy under this Article 1(b) shall not be deemed acceptance or approval of Landlord’s Work, as hereinafter defined.

(c) Lab Preparation.  Landlord shall construct/create, pursuant to plans to be provided by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed, the infrastructure required within the laboratory - i.e.  – plumbing for water, electrical outlets, ventilation piping to the roof, building standard vinyl composition tile, parabolic lighting to match office area and ceiling to match office area - (the “Shell Lab Area”) which shall be delivered to Tenant in a turnkey condition provided, however, that Landlord’s costs for such Shell Lab Area construction shall not exceed the sum of $60,000 with any such costs that may exceed $60,000 to be borne by Tenant.  Tenant shall pay such excess costs to Landlord within ten (10) business days of delivery of an invoice and reasonable documentation thereof.  Tenant will provide to Landlord final plans and specifications for the Shell Lab Area no later than six (6) months following the Commencement Date (as hereinafter defined).  Landlord will commence work on the Shell Lab Area two (2) months following delivery of the final plans and specifications from Tenant, but no sooner than the Substantial Completion of the Landlord’s Office Work and receipt of permits for the Shell Lab Area work. Construction by Landlord of the Shell Lab Area and Landlord’s Office Work shall hereinafter be referred to collectively as the “Landlord’s Work.”   Tenant will be responsible for all required drawings for the Shell Lab Area and Lab Area and for the purchase and installation of all laboratory equipment and fixtures including but not limited to laboratory bench(s), exhaust/fume hood(s), wet sink(s), case work, refrigerator(s), stability chamber(s), supplemental HVAC, etc.  (the “Tenant Work”).

(d) Tenant’s Delay.  Tenant’s Delay will be defined as any delay in Substantial Completion of Landlord’s Work as a result of:   (A) Tenant’s failure to furnish plans and specifications or provide any other reasonably requested information or approvals related to the furtherance of Landlord’s Work within five (5) business days following Landlord’s written request to Tenant for the same; (B) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (C) Tenant’s changes in said plans; (D) the performance or completion of any work, labor or services by a party employed by Tenant; or (E) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within five (5) business days following Landlord’s written request to Tenant for the same (each, a “Tenant’s Delay”).

(e) Tenant’s Work.  Tenant and its authorized agents, employees and contractors shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times after the full execution of this Lease and completion of the Shell Lab Area to enter the laboratory portion of the Premises for the purpose of constructing the Tenant Work, provided that Tenant, in so doing, shall comply with the following provisions:

(i) Tenant shall first obtain the approval of Landlord, not to be unreasonably withheld or delayed, of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications;

(ii) The Tenant’s Work shall be performed by responsible contractors and subcontractors who shall not prejudice Landlord’s relationship with Landlord’s contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations, and who shall furnish in advance and maintain in effect workmen’s compensation insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Landlord and Landlord’s contractors and subcontractors as additional insureds) with limits satisfactory to Landlord;

(iii) No such work shall be performed in such manner or at such times as to cause any delay in connection with any work being done by any of the Landlord’s contractors or subcontractors in the Premises or in the Building generally;

(iv) All construction contracts for Tenant’s Work must include language holding the Landlord harmless from and against any and all claims arising from, under or in connection with such construction; and

(v) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations or work performed by Landlord’s contractors and subcontractors.

Tenant’s Work shall be deemed to be an Alteration under Article 8 hereof.

(f) Landlord’s Construction Warranties.  Landlord represents and warrants to Tenant that:  (A) all materials and equipment added, installed or supplied in and to the Premises as part of the Landlord’s Work by Landlord and/or its contractors and subcontractors will be new and shall be of the type and quality required under this Lease and by all applicable laws and regulations; (B) all work shall be of good quality and otherwise in conformance with all requirements of this Lease and all applicable laws and regulations, except for identified punch-list items, (C) all equipment, materials, systems and components added, installed or supplied in and to the Premises as part of the Landlord’s Work by the Landlord and/or its general contractors and subcontractors will be free of faults and defects and shall be in good working order for a period of one (1) year from the date of Substantial Completion of the Landlord’s Office Work and the Shell Lab Area, as applicable.  Landlord shall correct, in as timely a manner as reasonable under the circumstances, any such work which is defective or otherwise not conforming to these requirements upon written notice from Tenant.  Defects do not include damage caused by Tenant (its employees, contractors, agents, invitees, licensees, permitted assignees/sublessees and/or guests).

(g) Punchlist Items.  Upon Substantial Completion of Landlord’s Office Work or Shell Lab Area, as applicable, Landlord and Tenant shall schedule an inspection of the Landlord’s Work at which time a punch-list of outstanding items, if any, shall be completed.  Landlord shall complete the punch-list items to Tenant’s reasonable satisfaction within thirty (30) days thereafter or the expiration of such additional time period as is reasonably necessary to cure such obligation, provided Landlord immediately commences and thereafter proceeds with all due diligence and in good faith to cure such obligation.

(h) Substantial Completion.  The terms “Substantial Completion,” “Substantially Complete” or “Substantially Completed” shall mean that Landlord’s Office Work or the Shell Lab Area, as applicable, has been  completed to the extent that the office portion of the Premises or lab area of the Premises may  be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the applicable portion of the Premises, if required by law.

2. TERM.  The Term of this Lease shall commence (the “Commencement Date”) on the date which is the earlier of (i) when Tenant, with Landlord’s prior consent, assumes possession of the office portion of the Premises for its Permitted Uses excluding, however, Tenant’s early occupancy pursuant to Section 1(b) hereof, or (ii) upon Substantial Completion of the Landlord’s Office Work; and shall expire on the last day of the month that is sixty six (66) months from the Commencement Date (“Term”).  The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (‘COLT”) in the form attached hereto as Exhibit “B”.  If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

3. FIXED RENT; SECURITY DEPOSIT.

(a) Commencing on the Commencement Date and on the first (1st) day of each month thereafter during the Term, Tenant shall pay to Landlord without notice or demand, and without set-off, deduction or counterclaim the monthly installment of annual Fixed Rent as set forth below by (i) check sent to Landlord, P.O.  Box 8538-363, Philadelphia, PA  19171 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account No. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant.  All payments must include the following information:  Building #673 and Lease #_____.  The Lease # will be provided to Tenant in the Confirmation of Lease Term.  Fixed Rent and all other sums due from Tenant under this Lease shall collectively be defined as “Rent”.

LEASE PERIOD	PER R.S.F.	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT

Months 01-06	$0.00	$0.00	N/A

Months 07-18	$25.50	$23,098.75	$277,185.00

Months 19-30	$26.00	$23,551.67	$282,620.00

Months 31-42	$26.50	$24,004.58	$288,055.00

Months 43-54	$27.00	$24,457.50	$293,490.00

Months 55-66	$27.50	$24,910.42	$298,925.00

In addition to Fixed Rent, Tenant shall also pay the costs associated with Article 4 and Article 5 below.

(b) Tenant shall pay the first full applicable month’s installment of Fixed Rent (month 7) upon the Tenant’s execution of this Lease.  If any amount due from Tenant is not paid to Landlord when due, Tenant shall also pay as Additional Rent a late fee of five (5%) percent of the total payment then due.  The late fee shall accrue on the initial date of a payment’s due date, irrespective of any grace period granted hereunder.  However, notwithstanding anything herein to the contrary, on Tenant’s written request, Landlord agrees to waive the above referenced late fee one (1) time during any twelve (12) consecutive months of the Lease Term.

(c) As a condition precedent for Landlord entering into the Lease, in order to secure compliance and performance by Tenant of all of the terms and conditions of the Lease, upon the execution of this Lease, Tenant shall cause delivery to Landlord of and irrevocable and unconditional standby letter of credit in the face amount of Two Hundred Fifty Thousand Dollars ($250,000.00), which shall be on terms and in form and substance acceptable to Landlord, and shall be issued by a bank or financial institution acceptable to Landlord (which shall have been rated at least A by Standard & Poors or at least A2 by Moodys) and which continues to be acceptable to Landlord during the Term.  Notwithstanding anything herein to the contrary and provided: (a) Tenant has not previously incurred a monetary Event of Default under this Lease,  and (b) Tenant has market capitalization of at least Fifty Million Dollars ($50,000,000.00); the letter of credit will be reduced to: Two Hundred Thousand Dollars ($200,000.00) on the first day of the ninetieth month of the initial Term; One Hundred Fifty Thousand Dollars ($150,000.00) on the first day of the thirty-first month of the initial Term; and One Hundred Thousand Dollars ($100,000.00) on the first day of the forty-third month of the initial Term, at which amount it shall remain until the expiration of the Lease Term as the same may be extended.   In the event that the expiration date of the letter of credit is earlier than the end of the term of the lease, including all renewal options and extensions, Tenant agrees to cause the delivery to Landlord of an amendment to the letter of credit which provides that the expiration date is extended for a period of not less than one (1) year at least sixty (60) days prior to the current expiration date of the letter of credit.  The letter of credit and proceeds thereof shall not constitute a security deposit under the Lease.  Tenant acknowledges and agrees that the letter of credit shall constitute an independent contract between the issuing bank and the Landlord, and the proceeds of any draws by Landlord under the letter of credit shall not constitute property of Tenant as debtor in any bankruptcy proceeding.  The proceeds of the letter of credit shall be held or applied by Landlord in its sole discretion, and the receipt by Landlord of proceeds of the letter of credit under one or more draws hereunder shall not relieve Tenant of any obligations to make installment or other payments of rent under the Lease, or otherwise discharge or relieve the Tenant of compliance or performance of any terms and conditions under the Lease.  The delivery of the letter of credit and/or exercise by Landlord of its rights thereunder shall not constitute liquidated damages or otherwise release, waive, or estop Landlord from asserting any and all claims, or exercising any and all rights and remedies Landlord has or may have with the passage of time under the Lease and applicable law.  The letter of credit shall expressly provide that Landlord ( and/or its successors and assigns) is entitled to make one or more draws under the letter of credit upon delivery of a written statement to the issuer of the letter of credit that one of the following events has occurred: (i) Tenant has failed to comply with or perform under the terms and conditions of the Lease after the expiration of any applicable notice and cure period under this Lease; (ii) a petition has been filed by or against Tenant commencing a case under Title 11 of the United States Code or other state or federal bankruptcy or insolvency laws, as amended or reenacted with the passage of time; or (iii) Tenant has failed to cause the delivery to Landlord of an amendment to the letter of credit, in form and substance acceptable to Landlord, extending the expiration date of the letter of credit for a period of not less than one (1) year, which amendment is received by Landlord not less than sixty (60) days prior to the expiration date of the letter of credit.  In the event of a transfer of the Building, Landlord shall have the right to transfer the Letter of Credit to the transferee.  Tenant agrees to reasonably and timely cooperate with Landlord in effectuating such transfer of the Letter of Credit to the transferee.

(d) In the event Landlord has reason to believe that the financial institution issuing the letter of credit or any successor to such institution, including the FDIC, would not fully honor such letter of credit, Landlord may require Tenant to replace the letter of credit with a replacement letter of credit form a financial institution acceptable to Landlord.  Tenant shall have five (5) business days after receipt of a written request from Landlord to replace the letter of credit with the aforementioned replacement letter of credit.

4. ADDITIONAL RENT.

(A) Commencing on the January 1, 2012 with regard to Operating Expenses, Taxes, Janitorial Costs, and Snow Removal Costs (as such are defined below), and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord Tenant’s share of Operating Expenses, Taxes, Janitorial Costs, and Snow Removal Costs in excess of the Operating Expenses, Taxes, Janitorial Costs, and Snow Removal Costs in the calendar year 2011 (“Base Year”);  Tenant’s share is 11.17% (“Tenant’s Share”), which is (10,870)/(97,277) expressed as a percentage, which Tenant’s Share may increase or decrease as the Building or Premises size increases or decreases.  Operating Expenses are defined as all reasonable operating costs and expenses related to the maintenance, operation and repair of the Project incurred by Landlord, except to the extent excluded pursuant to Section 4(B) hereof (“Operating Expenses”), including but not limited to management fee not to exceed four  percent (4%) of Rent; common area electric; and  capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles and provided such expenses have the effect of reducing Recognized Expenses or are required by a governmental authority after the date of this Lease; insurance premiums which are defined as all insurance premiums payable by Landlord for insurance with respect to the Project.  Taxes are defined as all taxes, assessments and other governmental charges (“Taxes”), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby.  Nothing herein contained shall be construed to include as Taxes:  (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.  Janitorial Costs are defined as all costs associated with trash and garbage removal and recycling and cleaning and sanitizing the Building (“Janitorial Costs”).  Snow Removal Costs are defined as all costs associated with the removal of snow and ice from the Project (“Snow Removal Costs).   Collectively Operating Expenses, Snow Removal Costs, Taxes and Janitorial Costs shall be referred to as “Recognized Expenses”.

(B) Notwithstanding the foregoing, the term “Operating Expenses” shall not include any of the following:

(a) Repairs or other work occasioned by fire, windstorm or other casualty or by the exercise of the right of eminent domain;

(b) Leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof;

(c) Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of defects in construction of the Building or the discharge of Landlord’s Work;

(d) Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

(e) Depreciation and amortization;

(f) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease and/or arising from the negligence or willful misconduct of Landlord or any of the Landlord Parties;

(g) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis for comparable buildings in the Princeton, New Jersey area;

(h) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

(i) Ground rents or rentals payable by Landlord pursuant to any over-lease or any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(j) Costs incurred in managing or operating any “pay for” parking facilities within the Project or of having a third party operate and manage the parking area serving the Building or Project to the extent that Landlord would not incur the same if Landlord self operated and managed such parking area;

(k) Any fines or fees for Landlord’s failure to comply with governmental, quasi-governmental, or regulatory agencies’ rules and regulations;

(l) Legal, accounting and other expenses related to Landlord’s financing, re-financing, mortgaging or selling the Building or the Project;

(m) Taxes or income taxes of Landlord;

(n) Snow and ice removal costs;

(o) Janitorial Costs

(p) Costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;

(q) Cost of any political, charitable or civic contribution or donation;

(r) Any costs or expenses that are properly chargeable to particular tenants in the Project, including, without limitation, costs and expenses for providing heating and air conditioning service outside of normal business hours and damages to the Project or any part thereof caused by the act or neglect of another tenant;

(s) Any costs or expenses relating to utilities or other services for which Tenant pays for such utilities or other services directly;

(t) Any costs or expenses properly attributable (applying generally accepted accounting principles) to other calendar years;

(u) Costs and expenses paid by Landlord if and to the extent such costs and expenses are incurred by Landlord for any work or service furnished to any other tenant in the Project (other than Tenant) to a materially greater extent and in a materially more favorable manner than furnished generally to the remaining tenants in the Project (including Tenant);

(v) Lease payments for rented equipment the cost of which equipment would constitute a capital expenditure if the equipment were purchased by Landlord; provided, however, if the reasonable amortization of the cost (or a portion thereof) of such equipment would be permitted to be included in Operating Expenses above if such equipment were purchased by Landlord, the equipment lease payments may be included in Operating Expenses to the same extent;

(w) Compensation of employees of Landlord above the grade of regional property manager, who are not directly assigned to the operation, management or repair of the Building;

(x) Property management fees (whether charged by Landlord, an affiliate of Landlord or a third party) in excess for four percent (4%) of Rent;

(y) Advertising and promotional expenditures;

(z) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of Taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;

(aa) Costs incurred by Landlord for trustee’s fees, partnership organizational expenses and accounting fees to the extent relating to Landlord’s general corporate overhead;

(bb) Any bad debt, loss, rent loss or reserves for bad debts or rent loss;

(cc) Contributions to charitable organizations;

(dd) Costs for services performed by Landlord where such services are performed by a property manager and where the property manager has been compensated by a management fee, to the extent that the inclusion of such costs would result in a double charge to Tenant;

(ee) Costs of the abatement of Hazardous Substances (hereinafter defined) not introduced or placed in the Building by Tenant, its agents, employees or contractors (it being understood and agreed however, that Operating Expenses shall include all costs incurred in connection with testing and reporting related to Hazardous Substances performed in the ordinary course of business);

(ff) Entertainment and travel expenses (including mileage reimbursement) of Landlord, its employees, agents, partners and affiliates;

(gg) Costs related to the conversion of the Building and/or the Project or any portion thereof to condominium ownership and/or the establishment of a condominium regime;

(hh) Costs attributable to any other buildings or portions of the Project of which the Building forms a part (provided, however, that costs incurred for Project wide contracts (e.g. landscaping, etc.) may be included as Operating Costs to the extent they are attributable to the Building);

(ii) All other items not properly constituting operating costs according to generally accepted accounting principles consistently applied (“GAAP”); and

(jj) Expenditures that would properly be categorized as capital expenditures according to GAAP with respect to commercial office properties (except as otherwise allowed in Article 4(a) above).

(C) Each of the Recognized Expenses shall for all purposes be treated and considered as Additional Rent.  Tenant shall pay, in monthly installments in advance, on account of Tenant’s Share of Recognized Expenses, the estimated amount of the increase of such expenses for such year in excess of the Base Year.  Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord shall send to Tenant a statement of projected increases in such Recognized Expenses in excess of the Base Year, and shall indicate what Tenant’s Share of such expenses shall be.  The Base Year shall be adjusted to exclude from the Base Year “extraordinary items” incurred in such calendar year.  For purposes or this subparagraph, extraordinary items shall mean either (X) cost increases or decreases over the prior calendar year of eleven and one quarter percent (11.25%) or more with respect to certain on-going line items, or (Y) items which increase Landlord’s total expenses and such items have not been included in the determination of expenses by the Landlord (or the Landlord’s predecessor in interest) for the prior three years of operating the Building.  As soon as administratively available, Landlord shall send to Tenant a statement of actual Recognized Expenses for the prior Lease Year showing the Tenant’s Share due from Tenant.  In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of such expenses until Tenant has been fully credited with the over charge.  If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total.  In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

(D) In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)).  Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.

(E) Tenant shall have the right, at its sole cost and expense, within ninety (90) days from receipt of Landlord’s statement of Recognized Expenses, to audit or have its appointed accountant audit Landlord’s records related to Recognized Expenses and Taxes provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the year of the statement being reviewed.  In the event Tenant's audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in New Jersey.  The decision rendered in such arbitration shall be final, binding and non-appealable.  The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties' responsibility, shall be divided equally between the parties.  In the event, by agreement or as a result of an arbitration decision, it is determined that the Tenant’s share of the Recognized Expenses claimed by the Landlord exceeds Tenant’s actual share of Recognized Expenses by more than five percent (5%), the actual, reasonable hourly costs to Tenant of Tenant’s audit (including legal and accounting costs) shall be reimbursed by Landlord.  In the event Tenant utilizes a contingent fee auditor and Landlord is responsible for the payment of such auditor, Landlord shall only pay the reasonable hourly fee of such auditor.

5. ELECTRICITY CHARGES AND OTHER UTILITY SERVICES.

(A) Commencing on the Commencement Date and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord, as Additional Rent, without deduction, counterclaim or setoff, Landlord’s estimate of all charges incurred for electricity for the Premises.  At year-end the electricity costs for the year shall be reconciled against the actual costs for the year.  As soon as administratively available, Landlord shall send to Tenant a statement of actual electric costs for the prior Lease Year showing the share due from Tenant.  In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall pay to Tenant an amount equal to the overcharge within thirty (30) days.  In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

(B) Notwithstanding anything to the contrary set forth herein, Landlord shall, as part of Landlord’s Office Work, construct and install all improvements required to separately meter the Premises to accurately gauge Tenant’s electricity usage.  Thereafter, Landlord shall furnish to Tenant a statement setting forth the amount due for Tenant’s electric usage and the total amount set forth in such statement shall be and payable be Tenant within thirty (30) days after submission to Tenant by Landlord of such statement.  In such case, Tenant shall pay for consumption based upon the average KWH rate paid by Landlord or its agent at the Project.  Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time provided that such change shall in no way impair or cause a diminution in the electricity service to the Premises.

(C) Except as specifically set forth herein, Landlord shall not be liable for any damages directly or indirectly resulting from the inadequacy of or interruption in any of the utilities or services referred to hereinabove, or arising out of the installation or use of any equipment used in connection with the furnishing to Tenant of all utilities or services required to be provided by Landlord hereunder, to the extent caused by any reason beyond the immediate control of Landlord.  Such interruption of utilities or services shall not constitute constructive eviction by Landlord, provided, however, that Landlord will use reasonable diligence in repairing and restoring any such service interruptions which are within Landlord’s reasonably immediate control.  Notwithstanding anything in the Lease to the contrary, in the event  any of the Building utility services required to be provided by Landlord are interrupted and the Premises made unusable for Tenant’s Permitted Use for a period in excess of three (3) continuous working days as a result of such interruption, and where such interruption is the result of Landlord’s breach of the Lease, negligence, misconduct or the prevention of such interruption was within Landlord’s reasonable control, Rent shall abate for the period commencing on fourth (4th) working day of such interruption and such abatement shall continue until the resumption of such services.  If the entire Premises has not been rendered unusable by such failure to provide utility services, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered unusable. Landlord shall provide to Tenant at least twenty-four hours’ notice of any scheduled suspension or interruption of services and shall schedule such suspensions or interruptions during non-business hours if commercially reasonable.

(D) As long as Tenant is not in default under any covenants of this Lease, Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays (“Working Hours”), excluding legal holidays, shall furnish the Premises with heat and air-conditioning (“HVAC”) in the respective seasons, and provide the Premises with electricity for lighting and usual office equipment.  At any hours other than the aforementioned, such services will be provided at Tenant’s expense at Landlord’s then standard charge.

(E) In calculating the electricity charges as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the electricity charges attributable to the Project shall be deemed for such Lease Year to be amounts equal to the electricity charges which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord.  Furthermore, if Landlord shall not furnish electricity to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing electricity charges, an equitable adjustment shall be made so that the electricity charges shall be shared only by tenants actually receiving the benefits thereof.

6. SIGNS; USE OF PREMISES AND COMMON AREAS.  Landlord shall provide the original Tenant hereinabove named with standard identification signage on all Building directories and at the entrance to the Premises.  No other signs shall be placed, erected or maintained by Tenant at any place upon the Building or Project or the exterior of the Premises.  Tenant’s use of the Premises shall be limited to general office use, laboratory research and development and storage incidental thereto, subject to municipal code (“Permitted Use”).   The Permitted Use shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building Tenant shall not install in or for the Premises, any equipment which requires more electric current than is standard.  Tenant shall have the right, non-exclusive and in common with others, to use (i) the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building, (ii) the internal common area, including elevators and (iii) the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors; provided Landlord shall have the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change and modify all or any part of the common areas of the Project, including without limitation, reasonably restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building.

7. ENVIRONMENTAL MATTERS.  Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of applicable law.

(A) Hazardous Substances.

Tenant shall not, except as provided in subparagraph 7(F) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; (y) the Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“ISRA”); and/or (z) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) (y) and (z) shall be referred to as an “Applicable Environmental Law”).

(B) NAICS Numbers.

(a) Tenant represents and warrants that Tenant’s NAICS Number as designated by the Executive Office of the President, Office of Management and Budget, and as set forth herein as 541710, is correct.  Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 6 and Tenant covenants and agrees that it will not do or suffer anything which will cause its NAICS Number (or that of any assignee or subtenant) to fall within any of the ISRA Subject NAICS Codes listed in Appendix C to the Regulations adopted pursuant to ISRA (subject to the specified exceptions and limitations) as same may be revised, modified, supplemented and/or amended from time to time during the Term (and any exercised renewal term) hereof (collectively, the “Covered Numbers”).  Tenant further covenants and agrees to notify Landlord at least thirty (30) days prior to any change of facts which would result in the change of Tenant’s NAICS number from its present number to any of the Covered Numbers.  Upon such notice, Landlord shall have the right, at its option, to terminate this Lease within thirty (30) days of receipt of such notice by notifying Tenant in writing.

(b) Tenant shall not engage in unlawful operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substances” or “hazardous waste” as such terms are defined under any Applicable Environmental Law.  Tenant further covenants that it will not cause or permit to exist any “discharge” (as such term is defined under Applicable Environmental Laws) on or about the Premises.

(i) If Tenant’s operations at the Premises now or hereafter constitute an “Industrial Establishment” subject to the requirements of ISRA, then prior to:  (1) closing operations or transferring ownership or operations of Tenant at the Premises (as defined under ISRA), (2) the expiration or sooner termination of this Lease, or (3) any assignment of this Lease or any subletting of any portion of the Premises; Tenant shall, at its expense, comply with all requirements of ISRA pertaining thereto.  Without limitation of the foregoing, Tenant’s obligations shall include (i) the proper filing of an initial notice under N.J.S.A. 13:1K-9(a) to the NJDEP and (ii) the performance of all remediation and other requirements of ISRA, including without limitation all requirements of N.J.S.A. 13:1K-9(b) through and including (l).

(ii) In addition, upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Building.  Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant’s activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours, and (3) as respects the Premises, perform any requirement reasonably requested by Landlord necessary for the receipt of approvals under Applicable Environmental Law, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant’s violation of this Article 7.

(C) The parties acknowledge and agree that, except as provided in subparagraph (iii)(B) above, pursuant to the provisions of Section 20(c) of ISRA, Tenant shall be, and is hereby, designated the party responsible (the “Party Responsible”) to comply with the requirements of ISRA (P.L. 1983, c.330) with respect to the Premises, and that as a result, the NJDEP may compel Tenant to so comply.  In addition, any failure of Tenant to provide any information and submission as required under Section 20(a) and Section 20(c) of ISRA shall constitute a default under this Lease.  Any assignee or subtenant of Tenant shall be deemed to have, and by entering into such assignment or sublease, and/or by entering into possession of the Premises, does hereby, acknowledge that they shall be the Party Responsible, jointly and severally with Tenant, under the provisions of this Lease.

(D) In the event that Tenant is not obligated to comply with Article 7(b)(i) for any reason, including without limitation the inapplicability of ISRA to Tenant, then prior to the expiration or sooner termination of this Lease or any subletting of any portion of the Premises, Tenant shall, at Tenant’s expense, and at Landlord’s option:

(i) Obtain from the NJDEP a “non-applicability letter” confirming that the proposed termination, assignment or subletting shall not be subject to the requirements of ISRA.  Any representation or certification made by Tenant in connection with the non-applicability letter request shall constitute a representation and warranty by Tenant in favor of Landlord and any misrepresentation or breach of warranty contained in Tenant’s request shall constitute a default under this Lease; provided, however, if a non-applicability letter is not issued due to factors relating solely to the Building or parties other than Tenant, then Tenant shall be deemed to have complied with this provision.

(ii) If reasonably indicated by a reputable environmental consultant engaged by Landlord, at Landlord’s expense, Tenant shall remove “hazardous waste” or “hazardous waste” attributable to Tenant’s occupancy at the Premises in a manner which complies with NJDEP requirements under ISRA, at Tenant’s expense, as if ISRA applied to Tenant and/or the Premises.

(iii) In the event Tenant is obligated, under this Article or otherwise, to perform and/or cooperate in performing any ISRA obligations and/or obtain and/or cooperate in obtaining any ISRA approval, by way of a non-applicability letter, “negative declaration”, the performance of an approved remedial action work plan, the obtaining of a no further action letter, the performance under a remediation agreement and/or otherwise (collectively the “ISRA Obligations”) and, prior to fully performing such ISRA Obligations, there occurs the scheduled expiration of the Term of this Lease or any other termination of this Lease (collectively, a “Lease Termination”), and in the event (i) Landlord is obligated to deliver possession to a new tenant and (ii) Landlord is prevented from being able to deliver lawful possession because of such failure of Tenant to fully perform same, then Tenant shall, following such Lease Termination, pay, at the time and in the manner Fixed Rent payments were due during the term, an amount equal to:  (i) Fixed Rent at twice the rate in effect immediately prior to such Lease Termination; and (ii) Additional Rent as provided under the Lease until such time as all such ISRA Obligations have been fully completed

(E) Additional Terms.  In the event of Tenant’s failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate.  The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees.  This Article 7 shall survive the expiration or sooner termination of this Lease.

(F) The parties acknowledge and agree that Tenant’s Permitted Use includes research activities to be conducted in the lab portion of the Premises and such use may involve the lawful use of the substances and materials listed on Exhibit “E” attached hereto and incorporated herein, some of which may be or include Hazardous Substances.  Tenant shall be permitted to use such substances and materials in accordance with all applicable laws, provided no Hazardous Substance or Hazardous Material signage is required to be displayed outside of the Premises.

8. TENANT’S ALTERATIONS.  Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld.  Notwithstanding anything in this Lease to the contrary, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) installed by or for Tenant, its assignees or sublessees shall be Tenant’s personal property and shall be removed by Tenant at the termination of this Lease including, without limitation, all lab furniture and fixtures including but not limited to laboratory bench(s), exhaust/fume hood(s), wet sink(s), case work, refrigerator(s), stability chamber(s), supplemental climate control, etc. However, notwithstanding the immediately preceding sentence, any items installed or work performed by Landlord under the Landlord’s Work (Landlord’s Office Work and Lab Shell Area) shall not constitute Tenant’s personal property and shall remain with the Premises upon the expiration or earlier termination of the Lease.

9. ASSIGNMENT AND SUBLETTING.

(A) Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, assign this Lease or any interest herein or sublet the Premises or any part thereof.  Any of the foregoing acts without such consent shall be void.   If at any time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof).  Landlord may, at its option, exercisable by notice given to Tenant within thirty (30) days next following Landlord’s receipt of Tenant’s notice, elect to recapture the Premises if Tenant is proposing to sublet or terminate this Lease in the event of an assignment.  Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  Landlord shall be entitled to a $250 fee for consenting to any sublet or assignment.

(B) Notwithstanding anything herein contained to the contrary, Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., a corporation or other entity a controlling interest of whose capital stock is owned by the same stockholders owning a controlling interest of Tenant’s capital stock), parent or subsidiary corporation of Tenant or to a corporation or other entity to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged (“Affiliate”), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to $5,000,000, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

(C) For purposes of this Article 9, and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if:  (i) reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (ii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is advertising  a sublease at a rental or subrental rate which is more than 10% less than Landlord’s then applicable Building rental rate (provided, however, that any advertised rate shall not affect the actual rate negotiated between Tenant and its subtenant, which negotiated rate may not be disclosed to any party other than Landlord, Tenant and subtenant), or Tenant is proposing to sublease or assign to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (v) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vi) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease,  would or might reasonably violate the terms of  any other lease for the Building, or would, in Landlord’s reasonable judgement, otherwise be incompatible with other tenancies in the Building.

(D) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord's portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

10. LANDLORD’S RIGHT OF ENTRY.  Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (or any time without notice in the case of an emergency).  Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

11. REPAIRS AND MAINTENANCE.

(A) Except as specifically set forth herein, Tenant, at its sole cost and expense, shall keep and maintain the Premises in good order and condition, free of rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition.  Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs.  If requested by Tenant, Landlord shall make such repairs to the office portion of the Premises within a reasonable time of notice to Landlord.  When used in this Article 11, the term “repairs” shall include replacements and renewals when necessary.  All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.  Landlord shall provide the janitorial services for the office portion of the Premises as set forth on Exhibit “C”; Landlord will not provide janitorial services for the laboratory portion of the Premises, which area shall be Tenant’s responsibility to clean in a good and reasonable manner.

(B) Landlord shall make, at its sole cost and expense, all repairs necessary to maintain, as applicable, the base building HVAC systems, plumbing and electric systems serving the Building and the Premises (but not Tenant specific HVAC, plumbing, electrical systems, or laboratory equipment and systems (e.g. supplemental HVAC, Premises specific water heaters, specialty lighting, and etc.) installed by or for Tenant, which shall be maintained by Tenant at its cost except as specifically set forth herein), and windows, elevators, floors, security system and all other items that constitute a part of the Building and are installed or furnished by Landlord, as well as all repairs necessary to maintain the structural soundness and function of the Building (including the roof and exterior walls), parking lot(s), grounds, site lighting and common areas, such costs to be included as operating expenses to the extent permitted under Article 4 hereof; provided, however, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after  Landlord has actual knowledge of the need for the repair or has received written notice from Tenant that such repair is needed, whichever is earlier.  In no event shall Landlord be obligated to repair any damage caused solely by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants or contractors; and Tenant shall be solely liable for such repair at Tenant’s sole cost and expense.

(C) Notwithstanding anything to the contrary set forth in this Section 11, Tenant shall not be responsible to maintain or make any repairs to the Premises or any of the items or areas described in Section 11 as being Tenant’s responsibility to maintain and repair if such damage, repair or need to maintain is:

(a) Caused by any act, omission or negligence of Landlord or its employees, agents, invitees, licensees, tenants, subtenants or contractors;

(b) Caused by Landlord’s failure to comply with the terms of this Lease;

(c) Included in Recognized Expenses hereunder;

(d) Caused by defects in design, construction or materials of the Building, including, without limitation, the Premises and any portion of Landlord’s Work hereunder; or

12. INSURANCE; SUBROGATION RIGHTS.

(A) Landlord’s Insurance.  Landlord shall obtain and maintain the following insurance during the Term of this Lease:  (i) replacement cost insurance including “special form” property insurance on the Building and on the Project, (ii) builder’s risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by the Landlord’s lender or Landlord.

(B) Tenant’s Insurance.   Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, the following insurance, in the amounts specified or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms reasonably satisfactory to Landlord:

(a) Commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property;

(b) Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.

(c) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property.

(d) All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord’s Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises.  Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods.  Tenant shall also furnish to Landlord throughout the term hereof replacement certificates within ten (10) business days following the expiration dates of the then current policy or policies, provided, however, that in no event shall Tenant permit a lapse in continuous required insurance coverage.  All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of New Jersey with a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years.  The limit of any such insurance shall not limit the liability of Tenant hereunder.  If Tenant fails to maintain such insurance, Landlord may, but is not required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within thirty (30) days of written demand.  Any deductible under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy.  Tenant shall not self-insure without Landlord’s prior written consent.

(C) Waiver of Subrogation.  Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder.  Each party agrees that it shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party.

13. INDEMNIFICATION.

(A) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, and any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees.  Without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then upon notice from Landlord, Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust at Tenant’s expense by counsel satisfactory to Landlord, in its reasonable discretion.  If after such notice to Tenant, Tenant shall refuse to so defend Landlord, then Landlord shall defend such litigation itself and Tenant shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord and Brandywine Realty Trust in connection with the defense of such litigation.

(B) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Landlord, Brandywine Realty Trust or any of their agents, licensees or invitees in or about the Building or elsewhere contrary to the requirements of the Lease, and any negligence or willful act of Landlord, Brandywine Realty Trust or any of their agents, contractors, employees or invitees.  Without limiting the generality of the foregoing, Landlord’s obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then upon notice from Tenant, Landlord shall defend, indemnify and hold harmless Tenant at Landlord’s expense by counsel satisfactory to Tenant, in its reasonable discretion.  If after such notice to Landlord, Landlord shall refuse to so defend Tenant, then Tenant shall defend such litigation itself and Landlord shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with the defense of such litigation.

14. FIRE DAMAGE.  If (i) the casualty damage is of a nature or extent that, in Landlord’s reasonable judgment, the repair and restoration work would require more than one hundred eighty (180) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right or (iv) insurance proceeds are unavailable or insufficient, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within thirty (30) days of the date of casualty.  Such notice is to specify a termination date no less than fifteen (15) days after its transmission.  In the event of damage or destruction to the Premises or any part thereof as set forth in subsections (i), (ii) or (iii) above and neither party has terminated this Lease, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated for such time as the Premises is not capable of being used by Tenant for its Permitted Use.

15. SUBORDINATION; RIGHTS OF MORTGAGEE.

(A) This Lease shall be subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination.  Tenant further agrees to execute and deliver within ten (10) business days of demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any mortgagee.  If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder of any mortgage (the “Mortgagee”) now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord.  Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee.

(B) Upon written request of Tenant, Landlord shall use its reasonable efforts to deliver a subordination, attornment and nondisturbance agreement (“Nondisturbance Agreement”) from Landlord’s Mortgagee, on each such mortgagee’s standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord’s Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord.

16. CONDEMNATION.  If a taking renders the Building reasonably unsuitable for Tenant’s Permitted Use, this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.  If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.  Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

17. ESTOPPEL CERTIFICATE.  Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute and deliver to the other party a written instrument in recordable form certifying all information reasonably requested.

18. DEFAULT.

(A) Tenant’s Default.  If:  Tenant fails to pay any installment of Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord’s notice within which to pay such Rent without creating a default hereunder.  The late fee set forth in Article 3 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period; Tenant fails to bond over a construction or mechanics lien within ten (10) business days of demand; Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default; then, in any such event, an “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate the Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an Event of Default.  1.  Acceleration of Rent.  By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within ten (10) business days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum.  Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.  2.  Landlord’s Damages.  The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:  (i) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and (ii)(a) all reasonable costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s property, (ii)(b) the reasonable costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (ii)(c) the costs of reletting commissions; and (iii) all Fixed Rent and Additional Rent otherwise payable by Tenant over the remainder of the Term as reduced to present value and all consequential damages relating to Tenant’s failure to timely vacate and surrender the Premises upon the expiration or earlier termination of the Lease, less deducting from the total determined under subsections (i), (ii) and (iii) above, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Term.  Mitigation of Damages.  In the event this Lease is terminated as a result of an Event of Default, Landlord agrees to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part.  3.  Landlord’s Right to Cure.  Without limiting the generality of the foregoing, if Tenant shall fail to perform any of its obligations hereunder, Landlord may, in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at a rate of ten percent (10%) (“Default Rate”) from the dates of Landlord’s incurring of costs or expenses.  4.  Interest on Damage Amounts.  Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest at the Default Rate.  5.  No Waiver by Landlord.  No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.  Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

(B) Landlord’s Default.  If Landlord shall be in default in the performance of any of its obligations under this Lease which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not promptly undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, upon at least five (5) business days prior written notice, incur any reasonably necessary expense to perform the obligation of Landlord specified in such notice. Following completion of any such maintenance by Tenant, Tenant shall submit to Landlord invoices for all work performed and Landlord shall credit Tenant’s Fixed Rent for all reasonable costs thereof.  All work performed by Tenant, its agents or employees shall be performed in accordance with this Lease.

19. SURRENDER.  Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease.  Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant fails to deliver possession of the Premises as herein provided, Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance.  During the first thirty (30) days of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease.  If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month, with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease.  The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees, incurred by Landlord as a result of such holdover. Notwithstanding anything herein to the contrary, during the first thirty (30) days of Tenant’s occupancy beyond the expiration of the Term Landlord hereby waives any right it may have, whether expressly granted under this Lease or by law or in equity, for the recovery of consequential damages against the Tenant.

20. RULES AND REGULATIONS.  At all times during the Term, Tenant, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “D” attached hereto and made a part hereof, together with all reasonable rules and regulations as Landlord may from time to time promulgate provided they do not materially increase the financial burdens of Tenant or take away any rights specifically provided to Tenant in this Lease.   In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control.

21. GOVERNMENTAL REGULATIONS.  Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments.  Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior and interior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord’s Work.  Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

22. NOTICES.  Wherever a notice is required, notice shall be deemed to have been duly given if in writing and either:  (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class U.S.  mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the following addresses:

Tenant:	Celsion Corporation 10220 Old Columbia Road, Suite L, Columbia, MD 21046-1705 Attn: Jeffrey W. Church, Vice President and CFO Fax No: E-Mail: jchurch@celsion.com with a copy to:

Landlord:	Brandywine Operating Partnership, L.P. 10000 Midlantic Drive, Suite 300 West Mt. Laurel, NJ 08054 Attn: George D. Sowa, Executive Vice President Fax No.: 856-787-1310 E-Mail: George.Sowa@bdnreit.com	Brandywine Realty Trust 555 East Lancaster Avenue, Suite 100 Radnor, PA 19087 Attn: Brad A. Molotsky, EVP & General Counsel Fax No.: 610-832-4928 E-Mail: Brad.Molotsky@bdnreit.com

Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.

23. BROKERS.  Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than Cresa Partners (“Broker”).  Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.  Landlord will pay the Broker’s commission pursuant to a separate written agreement between Landlord and Broker.

24. LANDLORD’S LIABILITY.   Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder.  Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord.  In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

25. RELOCATION.  Landlord, at its sole expense, on at least ninety (90) days’ prior written notice (“Notice”) to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable size, décor and similar elevator lobby exposure on an above ground floor in the Building or in a building within the Project; provided, however, that Tenant shall have the right to terminate this Lease by written notice given to Landlord not more than thirty (30) days after Tenant's receipt of Notice to relocate and in such event the Lease shall terminate ninety (90) days following the Notice date.  In the event of any such relocation within the Building or Project, Landlord shall pay all the reasonable expenses (a) of preparing and decorating the new premises so that they will be substantially similar to the Premises (including the lab area), (b) of moving Tenant’s furniture and equipment to the new premises (including Tenant’s data and communication wiring and cabling and Tenant’s lab furniture, fixtures and equipment), and (c) incurred and documented by Tenant, up to a maximum amount of $2,500.00, in notifying its clients of such relocation, obtaining new letterhead and business cards, and other incidental expenses related directly to Tenant’s relocation.  Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion.

26. MISCELLANEOUS PROVISIONS.  (a) Successors.  The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 9 hereof; (b) Governing Law.  This Lease shall be construed, governed and enforced in accordance with the laws of the State of New Jersey, without regard to principles relating to conflicts of law; (c) Entire Agreement.  This Lease, including the Exhibits and any Riders hereto, supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.  Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term.  No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever; (d) Time of the Essence.  TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT; (e) Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity; (f) Guaranty.  In order to induce Landlord to execute this Lease, Tenant agrees that Landlord may, at its option, at the time of the execution of this Lease or at any time during the Term, require a guaranty of the obligations of the Tenant hereunder by a person, firm, corporation, or other entity other than Tenant but with a business interest in Tenant, acceptable to Landlord, which guaranty shall be in a form satisfactory to Landlord.  (g) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or, except as expressly provided in Article 5 hereof, entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.  (h) Financial Statements.  Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgage or purchaser reasonably requested financial information; (i) Authority.  Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the State of New Jersey, (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant, and (c) this Lease has been executed under seal in accordance with the laws of the State of New Jersey; and (j) Press Releases.  Landlord shall have the right, without further notice to Tenant, to  include general information relating to this Lease, including Tenant’s name, the Building and the square footage of the Premises  in  press releases relating to Landlord’s and its affiliates’ leasing activity.  Information relating to rates will not be released without Tenant’s prior written consent.

27. CONSENT TO JURISDICTION.  Tenant hereby consents to the exclusive jurisdiction of the state courts located in Mercer County and to the federal courts located in the District of New Jersey.

28. OFAC/PATRIOT ACT COMPLIANCE.  Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R.  Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).  Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the forgoing laws, rules, orders and regulations.  Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants.  The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.

29. QUIET ENJOYMENT.  Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

30. RENEWAL.

(A) Provided Tenant is neither in default at the time of exercise nor has Tenant ever incurred an Event of Default (irrespective of the fact that Tenant cured such Event of Default) of any monetary obligations during the previous three (3) years under this Lease, and Tenant is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for one (1) term of five (5) years beyond the end of the initial Term (the “Renewal Term”).  Tenant shall furnish written notice of intent to renew one (1) year prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence.  The terms and conditions of this Lease during the Renewal Term shall remain unchanged except that the annual Fixed Rent for the Renewal Term shall be the Fair Market Rent (as such term is hereinafter defined).  All factors regarding Additional Rent shall remain unchanged, and no Tenant Allowance shall be included in the absence of further agreement by the parties.  Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the one (1) consecutive five (5) year term hereinabove described.  Notwithstanding anything herein to the contrary, the Tenant acknowledges and agrees that it shall be bound to the Renewal Term, subject only to the determination of Fair Market Rent, upon delivery to Landlord of the aforementioned notice of intent to renew, and Tenant further agrees to execute prior to the expiration of the then expiring term hereof, an appropriate amendment to this Lease, in form and content satisfactory to both Landlord and Tenant, in their respective reasonable judgments, memorializing the extension of the term hereof for the ensuing Renewal Term.

(B) For purposes of this Lease, “Fair Market Rent” shall mean the base rent, for comparable renewal space.  In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations, rent concessions and tenant allowances for comparable space and other factors normally taken into account in determining Fair Market Rent.  The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease.  If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure:  (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years’ experience in real estate leasing in the market in which the Premises is located, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct.  The determinations so chosen shall be the Fair Market Rent.  The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s.  The fees of the appraiser shall be paid by the non-prevailing party.

31. EXPANSION.

(A) Provided Tenant is neither in default at the time of exercise nor has Tenant ever incurred an Event of Default (irrespective of the fact that Tenant cured such Event of Default) of any monetary obligations during the previous three (3) years under this Lease and subject to the existing rights of other tenants within the Building, upon Tenant’s written request, Landlord shall notify Tenant with regard to rental space on the first floor of the Building (the “Expansion Space”) that is or Landlord expects to become vacant and available for lease.

(B) In such notice Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of an amendment to this Lease with which the parties would add such space to the description of the “Premises,”  in either case for a term which would be coterminous with this Lease  and which economic terms shall include the estimated date that the space shall be available for delivery and the Fixed Rent, whereupon Tenant shall have fifteen (15) days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence.  Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of an amendment to this Lease, to memorialize their agreement.  In the absence of any further agreement by the parties, such additional space shall be delivered in “AS -IS” condition, and Rent for such additional space shall commence on that date which is the earlier of:  (x) Tenant’s occupancy thereof, and (y) five (5) days after Landlord delivers such  additional space to Tenant free of other tenants and occupants.  If Tenant shall not accept Landlord’s terms within such fifteen (15) day period, or if the parties shall not have executed and delivered a mutually satisfactory lease amendment within thirty (30) days next following (unless extended by mutual agreement of the parties) Landlord’s original notice under this Article 30, then Tenant’s rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine.  Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.

(C) Nothing contained in this Article 31 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Building at any time.  Tenant’s rights hereunder shall continue throughout the Term hereof (or any extension of the Term) until the final three (3) years of the Term, provided that the Tenant first-above named (or its successors by merger or consolidation) shall remain in occupancy of not less than one hundred percent (100%) of the Premises originally demised hereunder.

32. LANDLORD’S REPRESENTATIONS AND WARRANTIES.

Landlord covenants, warrants and represents as follows:

(A) Landlord has full right and authority to execute and enter into this Lease and to perform as and when required under this Lease, and this Lease does not conflict with the terms of any other agreement to which Landlord is bound;

(B) Landlord is the fee title owner of the Building and Project.

(C) Landlord has received no notice of violation of applicable laws or regulations relating to the Building or Project as of the date of this Lease.

33. TENANT’S ECONOMIC INCENTIVES.  Landlord and Tenant acknowledge that in order to induce Tenant to relocate its business operations to New Jersey and enter into this Lease, Tenant has reasonably relied upon assertions by the State of New Jersey regarding the availability of certain economic incentive programs for the benefit of Tenant.  Landlord, to the extent reasonably required and at no cost to Landlord, shall cooperate with Tenant’s efforts to secure such economic incentives.  Notwithstanding anything to the contrary set forth in this Lease, in the event that Tenant is unable to secure from the State of New Jersey such reasonable economic incentives as reasonably requested by Tenant by August 16, 2011, Tenant shall have the one time right, in its sole discretion, to elect to terminate this Lease by written notice to Landlord, delivered no later than August 23, 2011 (“Termination Notice”).  The Lease will then terminate on the date Landlord receives the Termination Notice (“Early Termination Date”), provided Tenant pays to Landlord the Early Termination Payment as provided herein below.  The “Early Termination Payment” shall equal the sum of: (i) brokerage commissions and attorneys’ fees paid by Landlord in connection with this Lease; and (ii) the total cost incurred by Landlord for improvements to the Premises in connection with this Lease (including, but not limited to, Landlord’s Work, architectural and engineering fees and costs, permitting fees and costs, and demolition costs).  Landlord will provide the amount of the Termination Payment, with reasonable documentation of the costs therefore, no later than thirty (30) days following delivery of the Termination Notice and Tenant will pay the Termination Payment to Landlord within thirty (30) days following Landlord’s delivery to Tenant of the amount of the Termination Payment. Failure to provide written notice within the prescribed time frame will be considered by Landlord, without the necessity of additional notice, as a waiver of this right to terminate.  The failure to pay the Termination Payment within the time period set forth above shall constitute an immediate Event of Default and Landlord shall be entitled to draw the Letter of Credit without notice or opportunity to cure.  Tenant acknowledges and agrees that the Early Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for costs incurred by Landlord.  If Tenant timely and properly exercises this Early Termination Option in accordance with provision, this Lease and the Term shall come to an end on the Early Termination Date with the same force and effect as if the Term were fixed to expire on such date, and the terms and provisions of Article 19 shall apply.  Notwithstanding anything in this Lease to the contrary, Landlord shall have the right to hold the Letter of Credit beyond the Termination Date and apply the same to Tenant’s lease obligations in the event Tenant fails to pay the Termination Payment as and when due.

34. LANDLORD'S LIEN.  In addition to any applicable common law or statutory lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.  Landlord covenants and agrees to subordinate the lien granted hereunder to any commercial lender which Tenant grants a security interest.  Upon the occurrence of an Event of Default by Tenant, but subject to Tenant’s lender rights, if any, after the expiration of all stated notice and cure periods, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law.  Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Article 22 of this Lease at least five (5) days before the time of sale.  The proceeds from any such disposition, less all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Article 34.  Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith.  Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of New Jersey.  Notwithstanding the foregoing, the parties acknowledge and agree that Tenant’s lender may have superior rights to the property noted herein.  Tenant shall use its best efforts to obtain, within forty-five (45) days of the date hereof, a waiver of all such rights from its lender in this regard, and, failing to obtain such waiver, that Tenant shall use its best efforts to obtain from such lender, the right to grant a subordinated lien to Landlord in such goods, second only to the lien of such lender.

{SIGNATURES ON FOLLOWING PAGE}

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under Seal, the day and year first above written.

WITNESS:                                                                LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.
By:           Brandywine Realty Trust,
its general partner

                                                                           By:__/S/ GEORGE D. SOWA___________________
George D. Sowa
Executive Vice President and Senior Managing Director

ATTEST:                                                                TENANT:
CELSION CORPORATION

                                                                           By: __/S/ MICHAEL H. TARDUGNO_____________
Name:                                                                Name: Michael H. Tardugno
Title:                                                                           Title: President & CEO

THIS LEASE SHALL NOT BECOME EFFECTIVE UNTIL FULLY EXECUTED BY BOTH LANDLORD AND TENANT.

Exhibit "A"

Premises

EXHIBIT “B”

Tenant:  Celsion

Premises:                      997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Square Footage:  10,870 RSF

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the ___ day of _________, 20___, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087 (“Landlord”) and CELSION, a __________ ___________, with its principal place of business at 10220 Old Columbia Road, Suite L, Columbia, Maryland 21046 (“Tenant”), who entered into a lease dated for reference purposes as of ___________ __, 20__ (“Lease”), covering certain premises located at 997 Lenox Drive, Lawrenceville, New Jersey 08648.  All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The Parties to this Memorandum hereby agree that the date of ______________, 200_ is the “Commencement Date” of the Term, that the date ___________, 200_ is the Rent Commencement Date and the date _________ is the expiration date of the Lease.

2. Tenant hereby confirms the following:

(a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b) That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d) That there are no offsets or credits against rentals, and the $__________ Security Deposit has been paid as provided in the Lease;

(e) That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3. Landlord hereby confirms to Tenant that its Building Number is ______ and its Lease Number is _______.  This information must accompany each Rent check or wire payment.

4. Tenant’s Fixed Rent schedule is as Follows:

LEASE PERIOD	PER R.S.F.	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT

__/__/__ - __/__/__	$0.00	$0.00	N/A

__/__/__ - __/__/__	$25.50	$23,098.75	$277,185.00

__/__/__ - __/__/__	$26.00	$23,551.67	$282,620.00

__/__/__ - __/__/__	$26.50	$24,004.58	$288,055.00

__/__/__ - __/__/__	$27.00	$24,457.50	$293,490.00

__/__/__ - __/__/__	$27.50	$24,910.42	$298,925.00

*In addition to Fixed Rent, Tenant shall also pay the costs associated with Article 4 and Article 5 of the Lease

5. Tenant’s Notice Address is:	Tenant’s Billing Address is:

Attn:	Attn:
Phone No.:	Phone No.:
Fax No.	Fax No.
E-mail:	E-mail:

6. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:                                                                LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.
By:           Brandywine Realty Trust,
its general partner

                                                                                                                                           By:__ __________________

WITNESS:                                                                TENANT:
CELSION

                                                                           By:__ ____________

EXHIBIT “C”

OFFICE CLEANING SPECIFICATIONS

DAILY

Empty Trash and Recycle

Remove Spots/Spills from Carpet

Remove Visible Debris/Litter from Carpet

Spot Clean Desks and Tables

Straighten Chair – Furniture

Turn Off Lights

WEEKLY

Dust Desks and Computer Monitors

Vacuum Carpet

Clean Wastebaskets

Clean Light Fixtures and Vents

Clean Telephones

Clean Walls, Switch Plates and Baseboards

Dust File Cabinets, Partitions and Bookshelves

Clean Chairs

Clean Doors

Clean Tables

Dust Pictures and Surfaces Over 5’

Dust Window Sills, Ledges and Radiators

Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICATIONS

DAILY

Sinks

Floors

Counters

Trash Receptacle

Toilet/Urinals

Dispensers

Door

Spot Clean Walls

Spot Clean Partitions

WEEKLY

Dust Lights

Dust Surfaces Over 5’

Ceiling Vents

Clean Walls

Clean Partitions

FLOOR CARE SPECIFICATIONS

DAILY

Spot Clean Carpet

WEEKLY

Burnish Polished Surfaces

MONTHLY

Machine Scrub Restroom Floors

YEARLY

Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.

THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING SPECIFICATIONS IS TO BE BORNE BY THE TENANT.

EXHIBIT “D”

BUILDING RULES AND REGULATIONS

LAST REVISION:  January 1, 2009

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.
Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises.  Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.
No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.  All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.
Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein.  Only standard toilet tissue may be flushed in commodes.  All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.
No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.
Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises.  Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.
No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building other than a service animal performing a specified task.

8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.	No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.
No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, or in any way.  All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner.  Skateboarding, rollerblading and rollerskating shall not be permitted in the Building or in the common areas of the Project.

11.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.
Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine), or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.
No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area.  All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.
Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord.  Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.
Tenant shall not use the name of the Building, Project or Landlord in any way in connection with his business except as the address thereof.  Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.
Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them.  Lost cards shall cost $35.00 per card to replace.  No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18.
All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator, if such Freight Elevator exists in the Building.  Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building.  Tenant shall procure and deliver a certificate of insurance from tenant’s movers which certificate shall name Landlord as an additional insured.

19.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.
Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building.  This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.  Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

22.
Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

24.	No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

25.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

26.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

27.
Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space.  Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.
Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.  However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant’s expense.

29.	Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

30.
No pictures, signage, advertising, decals, banners, etc.  are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.	Tenant or tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

33.
No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.
Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.  Requests for such requirements must be submitted in writing to Landlord.

35.
Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.
Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

37.
Landlord will not permit entrance to tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.	Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

***********

EXHIBIT “E”

LIST OF LAB SUBSTANCES

1. Methanol

2. Acetone

3. Acetonitrile

4. Ethyl Alcohol Denatured

5. Chloroform, preserved with amylene